                                                                         EXHIBIT

                                                                           11.0

                          NEUROMEDICAL SYSTEMS, INC.

                   COMPUTATION OF PRIMARY EARNINGS PER SHARE




                                                                Three Months Ended September 30,    Nine Months Ended September 30,
                                                                ------------------------------------------------------------------
                                                                         1996             1995(2)          1996            1995(2)
                                                                     ------------     ------------     ------------   ------------
Weighted average number of common shares outstanding                   29,450,247        4,316,926       29,117,267      4,202,519

Common shares issued from October 1994 to completion
of IPO (1)                                                                      0           57,599                0         57,599

Preferred stock issued from October 1994 to completion
of IPO(1)                                                                       0        2,398,287                0      2,398,287

Assumed exercise of stock options and warrants using
the treasury stock method (1)                                                   0          316,980                0        316,980

Weighted average number of common shares representing
assumed conversion of Series A through F
from date of issuance                                                           0        9,888,081                0      9,888,081
                                                                     ------------     ------------     ------------   ------------
Weighted average number of common and common
equivalent shares outstanding                                          29,450,247       16,977,873       29,117,267     16,863,466
                                                                     ------------     ------------     ------------   ------------
Net loss for period                                                  $ (9,588,000)    $ (6,288,000)    $(23,813,000)  $(15,208,000)
                                                                     ============     ============     ============   ============
Net loss per share (1995 pro forma)                                  $      (0.33)    $      (0.37)    $      (0.82)   $     (0.90)
                                                                     ============     ============     ============   ============

(1) Represents share of common stock or common stock equivalents issued between October 1994 and completion of the IPO at a price per share less than the $15 per share price of common stock sold in the initial public offering. Such shares are considered to be "cheap stock" and, accordingly, reflected as outstanding for all periods presented prior to the initial public offering, using the treasury stock method.

(2) On a pro forma basis, giving effect to the conversion of convertible preferred stock to common.

                                                                    EXHIBIT 11.0

                          NEUROMEDICAL SYSTEMS, INC.

               COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

                                                           Three Months Ended September 30,        Nine Months Ended September 30,
                                                           ----------------------------------------------------------------------
                                                                1996             1995(3)                 1996           1995(3)
                                                           ----------------------------------------------------------------------
Weighted average number of common shares outstanding        29,450,247           4,316,926            29,117,267        4,202,519

Common shares issued from October 1994 to completion
 of IPO(1)                                                           0              57,599                     0           57,599

Preferred stock issued from October 1994 to completion
 of IPO(1)                                                           0           2,398,287                     0        2,398,287

Assumed exercise of stock options and warrants using
 the treasury stock method (1)                                       0             316,980                    0          316,980

Weighted average number of common shares representing
 assumed conversion of Series A through F
 from date of issuance                                               0           9,888,081                    0        9,888,081

Assumed exercise of stock options and warrants using
 the treasury stock method (2)                               3,110,686           6,080,287            3,420,283        6,141,903
                                                           ---------------------------------------------------------------------

Weighted average number of common and common
 equivalent shares outstanding                              32,560,933          23,058,160           32,537,550       23,005,369
                                                           =====================================================================

Net loss for period                                        $(9,588,000)        $(6,288,000)        $(23,813,000)    $(15,208,000)
                                                           ---------------------------------------------------------------------

Net loss per share (1995 pro forma)                        $     (0.29)        $     (0.27)        $      (0.73)    $      (0.66)
                                                           =====================================================================

(1) Represents shares of common stock or common stock equivalents issued between October 1994 and completion of the IPO, at a price per share less than the $15 per share price of common stock sold in the initial public offering. Such shares are considered to be "cheap stock" and, accordingly, reflected as outstanding for all periods presented prior to the initial public offering, using the treasury stock method.

(2) For purposes of calculating the number of shares issuable upon exercise of outstanding stock options and warrants, the closing stock price of $9.40 per share was used for 1995 and $18.63 was used for 1996.

(3) On a pro forma basis, giving effect to the conversion of convertible preferred stock to common.